Exhibit 99.1

PRESS RELEASE

Quadro Acquisition One Corp. to Merge with Group of
Greg Lindberg’s Companies with an Estimated Pro
Forma Enterprise Value of $3 Billion

Los Angeles, CA (January 17, 2024) – Quadro Acquisition One Corp., a NASDAQ-listed Special Purpose Acquisition Company (“Quadro SPAC”) has agreed to acquire a group of seven companies in the sports collectibles, software, cloud-based IT and healthcare services segments with an estimated pro-forma enterprise value of $3 billion (referred to as the “Global Growth Companies”). These companies are affiliated with Global Growth, a private equity firm founded by Greg Lindberg. The name and the symbol under which Quadro SPAC will trade upon the completion of its business combination with Global Growth Companies will be determined at a later date.

The business combination is expected to be completed later this year, and is subject to various conditions, including court approval as described below, approval of Quadro SPAC’s stockholders and the approval of the stockholders of the Global Growth Companies, and other customary closing conditions, including the filing of Quadro SPAC’s registration statement and it being declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and receipt of governmental and other approvals.

The Global Growth Companies are a portfolio of stable recurring revenue businesses with high barriers to entry. The merged company is expected to be led by Prashant Upadhyaya as the CEO. Mr. Upadhyaya is a seasoned business executive with over 28 years of experience in advertising and marketing, media and publishing, certifications, research and consulting as well as healthcare information technology. Mr. Lindberg will not be an officer or director of the surviving company.

“We’re thrilled to partner with Global Growth Companies in this unique business combination,” said Dimitri Elkin, Chief Executive Officer of Quadro SPAC. “Our company focuses its partnerships on high-growth companies and the Global Growth Companies have shown a strong asset value in the market and a tremendous opportunity for growth and expansion.”

“We’re excited to work with Quadro SPAC to allow the public to invest in our companies for the first time,” said Mr. Upadhyaya. “This group of seven Global Growth companies is well positioned for organic and inorganic growth with a significant pipeline of targeted acquisitions and I expect that this business combination will accelerate our efforts,” said Upadhyaya.

Quadro SPAC’s merger with the Global Growth Companies is expected to provide various benefits including:

●	Improved access to capital markets with public company debt and equity financing.

●	Replacing certain of the current independent trusts within the Global Growth Companies with public company oversight for improved accountability and performance focus.

●	Enhanced transparency with public company financial reporting and governance.

The acquisition and related financing of the Global Growth Companies by Quadro SPAC is expected to accelerate plans for a successful platform acquisition strategy with improved access to capital markets. Both companies believe that the public company structure will significantly increase access to debt and equity markets and allow the group to rapidly close acquisitions from a significant pipeline of potential acquisitions that has been sourced globally.

The Global Growth Companies have been operating through various independent trusts and the merger with Quadro SPAC is expected to significantly enhance accountability to the shareholders by terminating certain of these trusts and by placing the Global Growth Companies under one chief executive officer and chief financial officer. The public company structure will also increase the transparency with public company financial reporting and governance in addition to expected improvements in performance and returns.

Among other conditions to the closing of the business combination, the proposed acquisition of the Global Growth Companies by Quadro SPAC and the related debt and equity financing transactions are subject to court and regulatory approval, including court approval for the repayment of indebtedness to certain affiliated insurance companies.

About Quadro Acquisition One Corp.

Quadro Acquisition One Corp. is a blank check company. The Company is focused on acquiring high-growth companies globally.

About Global Growth

Global Growth is a global private firm with investments in healthcare technology, financial services, collectibles, and communications. Since its launch, the firm has developed relationships and invested in new markets and businesses using permanent capital. The company has operations in more than 20 countries and employs more than 7,000 people worldwide. For more information, visit www.globalgrowth.com.

About Greg Lindberg

Greg Lindberg is a successful entrepreneur, philanthropist and author. Over the course of his career, he has acquired and transformed more than 100 companies that were either failing or underperforming, each time finding and empowering great talent and achieving positive business transformation. To learn more visit www.greglindberg.com.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Quadro SPAC and the Global Growth Companies have based these forward-looking statements on each of its current expectations and projections about future events. Some of the forward-looking statements are subject to the risk that the courts or regulators will fail to approve the transaction. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and operational metrics. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Global Growth’s and Quadro SPAC ’s management and are not predictions of actual performance. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may materially differ from assumptions. Many actual events and circumstances are beyond the control of Quadro SPAC and the Global Growth Companies. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Quadro SPAC and the Global Growth Companies that may cause each of its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include changes in domestic and foreign business changes in the competitive environment in which the Global Growth Companies operate; the ability of the Global Growth Companies to manage their growth prospects, meet their operational and financial targets, and execute their strategy; the impact of any economic disruptions, decreased market demand and other macroeconomic factors, including the effect of the COVID-19 pandemic, to the Global Growth Companies’ business, projected results of operations, financial performance or other financial metrics; expectations as to future growth in demand for the products and services of the Global Growth Companies; the ability of the Global Growth Companies to maintain and develop their IT systems or data storage, including the security of its product offerings, or anticipate, manage or adopt technological advances within its industry; the Global Growth Companies’ reliance on its senior management team and key employees; risks related to the lack of liquidity, capital resources and capital expenditures; failure to comply with applicable laws and regulations or changes in the regulatory environment in which the Global Growth Companies operates; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries that the Global Growth Companies and Greg Lindberg may face; assumptions or analyses used for Global Growth’s forecasts relating to the Global Growth Companies proving to be incorrect and causing its actual operating and financial results to be significantly below its forecasts; the failure of the Global Growth Companies to maintain their current level of acquisitions or an acquisition not occurring as planned and negatively affecting operating results; the inability of the parties to successfully or timely consummate the proposed transactions, including the risk that any required regulatory approvals or court orders are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed transactions or that the approval of the shareholders of Quadro SPAC is not obtained; the risk that shareholders of Quadro SPAC could elect to have their shares redeemed by Quadro SPAC, thus leaving the combined company insufficient cash to complete the proposed transactions or grow its business; the outcome of any legal proceedings that may be instituted against Global Growth or Quadro SPAC following announcement of the proposed transactions; failure to realize the anticipated benefits of the proposed transactions; risks relating to the uncertainty of the projected financial information with respect to Global Growth; the effects of competition; changes in applicable laws or regulations; the ability of Global Growth to manage expenses and recruit and retain key employees; the ability of Quadro SPAC or the combined company to issue equity or equity-linked securities in connection with the proposed transactions or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; the impact of global or regional war or other armed conflict; the impact of the global COVID-19 pandemic or any future pandemic on Global Growth, Quadro SPAC, the combined company’s projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks; those factors discussed in Quadro SPAC’s Quarterly Reports filed by Quadro SPAC with the SEC on Form 10-Q and the Annual Reports filed by Quadro SPAC with the SEC on Form 10-K, in each case, under the heading “Risk Factors,” and other documents filed, or to be filed, with the SEC by Quadro SPAC. If any of these risks materialize or the Global Growth Companies or Quadro SPAC ’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither the Global Growth Companies nor Quadro SPAC presently know or that the Global Growth Companies and Quadro SPAC currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward looking statements reflect the Global Growth Companies’ and Quadro SPAC ’s expectations, plans or forecasts of future events and views as of the date of this communication. The Global Growth Companies and Quadro SPAC anticipate that subsequent events and developments will cause the Global Growth Companies’ and Quadro SPAC ’s assessments to change. However, while the Global Growth Companies and Quadro SPAC may elect to update these forward-looking statements at some point in the future, the Global Growth Companies and Quadro SPAC specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Global Growth Companies and Quadro SPAC ’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. An investment in the Global Growth Companies or Quadro SPAC is not an investment in any of the Global Growth Companies’ or Quadro SPAC’s founders’ or sponsors’ past investments or companies or any funds affiliated with any of the foregoing. The historical results of these investments are not indicative of future performance of the Global Growth Companies or Quadro SPAC, which may differ materially from the performance of past investments, companies or affiliated funds.

Use of Projections

This communication contains certain financial forecast information of the Global Growth Companies, including, but not limited to, estimated results for fiscal year 2023 and the Company’s long-term business model. Such financial forecast information constitutes forward-looking information and is for informational purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive, and other risks and uncertainties. See “Forward-Looking Statements” above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this communication, and inclusion of such information in this communication should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. None of the Global Growth Companies’ or Quadro SPAC’s independent auditors have audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this communication, and, accordingly, neither of them has expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this communication. In addition, the analyses of the Global Growth Companies and Quadro SPAC contained herein are not, and do not purport to be, appraisals of the securities, assets, or business of the Global Growth Companies or Quadro SPAC.

Additional Information and Where to Find It

In connection with the proposed transactions, the Global Growth Companies or Quadro SPAC (or an affiliate of Global Growth) is expected to file a registration statement on Form S-4 or any other applicable form (the “Registration Statement”) with the SEC, which will include preliminary and definitive proxy statements to be distributed to Quadro SPAC’s shareholders in connection with Quadro SPAC’s solicitation for proxies for the vote by Quadro SPAC’s shareholders in connection with the proposed transactions and other matters to be described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Quadro SPAC’s shareholders in connection with the completion of the proposed transactions. After the Registration Statement has been filed and declared effective, Quadro SPAC will mail a definitive proxy statement/prospectus and other relevant documents to its shareholders as of the record date established for voting on the proposed transactions. This communication does not contain all the information that should be considered concerning the proposed transactions and is not intended to form the basis of any investment decision or any other decision in respect of the proposed transactions. Before making any voting or other investment decisions, Quadro SPAC’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus statement and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with Quadro SPAC’s solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the proposed transactions, as well as other documents filed with the SEC by Quadro SPAC in connection with the proposed transactions, as these documents will contain important information about the Global Growth Companies, Quadro SPAC and the proposed transactions. Shareholders may obtain a copy of the preliminary or definitive proxy statement/prospectus, once available, as well as other documents filed by Quadro SPAC with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a written request to Quadro Acquisition One Corp at 2685 Nottingham Avenue, Los Angeles, CA, 90027 or call at (917) 361-1177.

Participants in the Solicitation

The Global Growth Companies, Quadro SPAC and their directors and executive officers may be deemed participants in the solicitation of proxies from Quadro SPAC’s shareholders with respect to the proposed transactions. A list of the names of Quadro SPAC’s directors and executive officers and a description of their interests in Quadro SPAC is set forth in Quadro SPAC’s filings with the SEC (including Quadro SPAC’s prospectus related to its initial public offering filed with the SEC on February 16, 2021 and Annual Reports filed by Quadro SPAC with the SEC on Form 10-K) and are available free of charge at the SEC’s website located at www.sec.gov, or by directing a written request to Quadro SPAC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the definitive proxy statement/prospectus when it becomes available. Shareholders, potential investors and other interested persons should read the definitive proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not, and under no circumstances is to be construed as, a proxy statement or solicitation of a proxy, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or exemptions therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Media Contact

Viola Hysenlika

Lifelong Labs

(919) 670-2066

VHysenlika@633Days.com

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